EXHIBIT 4.30

                             STOCK OPTION AGREEMENT


THIS AGREEMENT made the 3rd day of March, 2003

BETWEEN:

                  STEPHEN PEARCE
                  2260 W. 8TH AVENUE - #205
                  VANCOUVER, B.C., V6K 2A7

                  SIN#:  489-321-489

                  (herein called the "Officer")

                                                               OF THE FIRST PART

AND:

                  PARKSIDE 2000 RESOURCES CORP.
                  16493 - 26th Avenue
                  Surrey, B.C.
                  V3S 9W9

                  (herein called the "Company")

                                                              OF THE SECOND PART

WHEREAS:

A.       The Officer is the Corporate Secretary of the Company.

B. The Company wishes the Officer to continue as an Officer and to continue to receive the benefit of his services.

         NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and other good and valuable consideration (the receipt whereof is hereby acknowledged) the parties hereto agree as follows:

1. In this Agreement, the following terms shall have the following meanings:

         (a)      "EXCHANGE" means the TSX Venture Exchange;

         (b)      "EXPIRY DATE" means MARCH 2, 2008;

         (c) "NOTICE OF EXERCISE" means a notice in writing addressed to the Company at its address first recited, which notice shall specify therein the number of Optioned Shares in respect of which the Option is being exercised;


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                                     - 2 -


         (d) "OPTION" means the irrevocable right and option to purchase, from time to time, all or any part of the Optioned Shares granted to the Officer by the Company pursuant to paragraph 2 hereof;

         (e) "OPTIONED SHARE" or "OPTIONED SHARES" means the common shares of the Company, subject to the Option; and

         (f) "SHARES" means the common shares in the capital stock of the Company.

2. The Company hereby grants to the Officer as an incentive and in consideration of his services and not in lieu of salary or any other compensation, the Option to purchase a total of 62,000 at a price of $0.25 per Optioned Share, exercisable by the Officer in whole or in part at any time before 5:00 o'clock p.m., Vancouver time, on the Expiry Date. Any shares issued on the exercise of the Option will be legended with a four-month Exchange hold period from MARCH 3, 2003.

3. The Option shall, at 5:00 o'clock p.m., Vancouver time, on the Expiry Date, forthwith expire and terminate and be of no further force or effect whatsoever.

4. In the event of the death of the Officer on or prior to the Expiry Date, the Option, or such part thereof as remains unexercised, may be exercised by the personal representative of the Officer at any time prior to 5:00 o'clock p.m., Vancouver time, on the first anniversary of the date of death of the Officer or prior to 5:00 o'clock p.m., Vancouver time, on the Expiry Date, whichever is earlier.

5. In the event the Officer ceases to be an Officer of the Company prior to the Expiry Date, the Option shall, at 5:00 p.m., Vancouver time, on the thirtieth day after the date upon which the Officer ceases to be an Officer of the Company, terminate and be of no further force or effect whatsoever.

6. Subject to the provisions hereof, the Option shall be exercisable in whole or in part (at any time and from time to time as aforesaid) by the Officer or his personal representative giving a Notice of Exercise (Schedule "A" attached hereto) together with payment in full (by cash or by certified cheque, made payable to the Company) of the purchase price for the number of Optioned Shares specified in the Notice of Exercise.

7. Upon the exercise of all or any part of the Option, the Company shall forthwith cause the registrar and transfer agent of the Company to deliver to the Officer or his personal representative within ten (10) days following receipt by the Company of the Notice of Exercise a certificate(s) in the name of the Officer or his personal representative representing, in aggregate, the number of Optioned Shares specified in the Notice of Exercise and in respect of which the Company has received payment.

8. Nothing herein contained shall obligate the Officer to purchase any Optioned Shares except those Optioned Shares in respect of which the Officer shall have exercised his Option in the manner hereinbefore provided.


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                                     - 3 -


9. In the event of any subdivision, redivision or change of the Shares of the Company at any time prior to the Expiry Date into a greater number of Shares, the Company shall deliver at the time of any exercise thereafter of the Option such additional number of Shares as would have resulted from such subdivision, redivision or change if such exercise of the Option had been made prior to the date of such subdivision, redivision or change.

10. In the event of any consolidation or change of the Shares of the Company at any time prior to the Expiry Date into a lesser number of Shares, the number os Shares deliverable by the Company on any exercise thereafter of the Option shall be reduced to such number of Shares as would have resulted from such consolidation or change if such exercise of the Option had been made prior to the date of such consolidation or change.

11. The Officer shall have no rights whatsoever as a shareholder in respect of any of the Optioned Shares (including any right to receive dividends or other distribution therefrom or thereon) except in respect of which the Option has been properly exercised in accordance with paragraph 6 hereof.

12.      Time shall be of the essence of this Agreement.

13.      This  Agreement  shall enure to the benefit of and be binding  upon the
Company,   its  successors  and  assigns,  and  the  Officer  and  his  personal representative to the extent provided in paragraph 4 hereof.

14. Subject to paragraph 4, this Agreement shall not be assignable or transferable by the Officer or his personal representative and the Option may be exercised only by the Officer or his/her personal representative.

15. If at any time during the continuance of this Agreement, the parties hereto shall deem it necessary or expedient to make any alteration or addition to this Agreement they may do so by means of a written agreement between them which shall be supplemental hereto and form part hereof and which shall be subject to acceptance by the Exchange and ratification and approval by the shareholders of the Company.

16. The granting of the Option and the terms and conditions hereof shall be subject to the rules and policies of the Exchange.

17. Wherever the plural or masculine are used throughout this Agreement, the same shall be construed as meaning singular or feminine or neuter or the body politic or corporate where the context of the parties thereto require.

18. This Agreement may be executed in several parts in the same form and such parts as so executed shall together constitute one original agreement, and such parts, if more than one, shall be read together and construed as if all the signing parties hereto had executed one copy of this Agreement.


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                                     - 4 -


19. This Agreement supersedes, terminates and cancels any and all previous agreements, representations or warranties, written or oral, between the parties relating to stock options granted to the Officer.

         IN WITNESS WHEREOF the Company has hereunto caused its corporate seal to be affixed in the presence of its duly authorized officers in that behalf and the Officer has hereunto set his hand and seal as of the day and year first above written.

SIGNED, SEALED AND DELIVERED          )
by the Officer in the presence of:    )
                                      )
/S/ ILLEGIBLE                         )
----------------------------------
Name                                  )
                                      )
19021 - 117A AVENUE                   )        /S/ STEPHEN PEARCE
----------------------------------            ----------------------------
Address                               )        STEPHEN PEARCE
                                      )
PITT MEADOWS, B.C., V3Y 1Y4           )
----------------------------------
                                      )
PROFESSIONAL GEOSCIENTIST             )
----------------------------------
Occupation                            )


PARKSIDE 2000 RESOURCES CORP.


/S/ RUPERT L. BULLOCK
----------------------------------
Authorized Signatory


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                                  SCHEDULE "A"

                               NOTICE OF EXERCISE

TO:      Parkside 2000 Resources Corp.
         16493 - 26th Avenue
         Surrey, B.C.  V3S 9W9

1.       Exercise of Option

The undersigned hereby irrevocably gives notice of the exercise of the Option to acquire and hereby subscribes for (cross out inapplicable item):

(a)      all of the Shares; or

(b)                                  of the  Shares  which  are  the  subject of
         ---------------------------
         of the option certificate attached hereto.

Calculation of total Exercise Price:

(i)      number of Shares to be acquired on exercise: shares

(ii)     times the Exercise Price per Share:                  $
                                                               ----------------

         Total Exercise Price, as enclosed herewith:          $
                                                               ================

The undersigned tenders herewith a cheque or bank draft (circle one) in the amount of $ , payable to Parkside 2000 Resources Corp. in an amount equal to the total Exercise Price of the Shares, as calculated above, and directs the Company to issue the share certificate evidencing the Shares in the name of the undersigned to be mailed to the undersigned at the following address:


         ------------------------------------------------------------

         ------------------------------------------------------------

         ------------------------------------------------------------

All capitalized terms, unless otherwise defined in this exercise notice, will have the meaning provided in the Plan.

DATED the ____ day of ________________, 200__.



-----------------------------                    ----------------------------
Witness                                          Signature of Option Holder


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Name of Witness (Print)                          Name of Option Holder (Print)